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                            INDEMNIFICATION AGREEMENT


               This agreement, made and entered into this ____ day of _______, 1996 ("Agreement"), by and between Bigmar, Inc., a Delaware corporation (the "Corporation"), and ______________ ("Indemnitee"):

                                           RECITALS

               WHEREAS, highly competent persons are becoming more reluctant to serve as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Corporation; and

               WHEREAS, the current difficulty of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons; and

               WHEREAS, the Board of Directors of the Corporation has determined that the inability to attract and retain such persons is detrimental to the best interests of the Corporation's stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future; and

               WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified; and

               WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that Indemnitee be so indemnified;

               NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

                                    ARTICLE I

                                   Definitions

               For purposes of this Agreement, the following terms shall have the meaning given here:

               1.01 "Board" means the Board of Directors of the Corporation.



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               1.02 "Change in Control" means a change in control of the
Corporation occurring after the Effective Date (as defined herein) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

               1.03 "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent of the Corporation or of any other corporation, partnership, joint venture, trustee, employee benefit plan or enterprise for which such person is or was serving at the express written request of the Corporation.

               1.04 "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding (as defined herein) in respect of which indemnification is sought by the Indemnitee.

               1.05 "Effective Date" means _________ ___, 1996.

               1.06 "Enterprise" shall mean the Corporation and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Corporation as a director, officer, employee or agent.

               1.07 "Expenses" shall include but not be limited to all reasonable attorneys' fees, retainers, court costs, transcript

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costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types actually and reasonably incurred by him in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

               1.08 "Good Faith" shall mean Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, having had no reasonable cause to believe Indemnitee's conduct was unlawful.

               1.09 "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

               1.10 "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other pending, threatened, or completed proceeding whether civil, criminal, administrative or investigative, other than one initiated by Indemnitee. For purposes of the foregoing sentence, a "Proceeding" shall not be deemed to have been initiated by Indemnitee where Indemnitee seeks pursuant to Article VIII of this Agreement to enforce Indemnitee's rights under this Agreement.

                                   ARTICLE II

                                Term of Agreement

               This Agreement shall continue until and terminate upon the later of: (i) 10 years after the date that Indemnitee shall have ceased to serve as a director, officer, employee and/or agent of the Enterprise; or (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Article VIII of this Agreement relating thereto.

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                                   ARTICLE III

                  Services by Indemnitee, Notice of Proceedings

               3.01 Services. Indemnitee agrees to serve as a [director, officer, employee and/or agent] of the Corporation. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

               3.02 Notice of Proceeding. Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

                                   ARTICLE IV

                                 Indemnification

               4.01 In General. In connection with any Proceeding, the Corporation shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.

               4.02 Proceedings Other Than Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.02 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Corporation. Indemnitee shall be indemnified against fees, Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith.

               4.03 Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this
Section 4.03 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or

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matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding shall have been brought or, if no action was brought, any court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such portion of the settled amount and Expenses as such court deems proper.

               4.04 Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee to the maximum extent permitted by law, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this
Section 4.04 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

               4.05 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

                                    ARTICLE V

                             Advancement of Expenses

               Notwithstanding any provision to the contrary in Article VI, the Corporation shall advance all reasonable Expenses which, by reason of Indemnitee's Corporate Status, were charged to or incurred by or on behalf of Indemnitee in connection with any Proceeding, within twenty days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and

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shall include or be preceded or accompanied by an undertaking by or on behalf of
Indemnitee to repay any Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

                                   ARTICLE VI

                         Procedures for Determination of
                         Entitlement to Indemnification


               6.01 Initial Request. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall promptly advise the Board in writing that Indemnitee has requested indemnification.

               6.02 Method of Determination. A determination (if required by applicable law) with respect to Indemnitee's entitlement to indemnification shall be made by the Board by a majority vote of a quorum consisting of Disinterested Directors. In the event that a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or by the stockholders of the Corporation, as determined by such quorum of Disinterested Directors or by a quorum of the Board, as the case may be. If a Change in Control has occurred and Indemnitee so requests, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

               6.03 Selection, Payment, Discharge of Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.02 of this Agreement, the Independent Counsel shall be selected, paid, and discharged in the following manner:

                      (a) The Independent counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

                      (b)    Following the initial selection described in clause
                             (a) of this Section 6.03, Indemnitee may, within seven days after such written notice of selection has been given, deliver to the Corporation a written objection to

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                             such selection. Such objection may be asserted
                             only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1.09 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit or Indemnitee has delivered a written withdrawal of such objection to the Corporation.

                      (c) Either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel (if applicable) within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section
                             6.01 of this Agreement. Such petition may request a determination whether an objection to the party's selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate. A person so appointed shall act as Independent Counsel under Section 6.02 of this Agreement.

                      (d) The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel acting pursuant to this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 6.03, regardless of the manner in which such Independent Counsel was selected or appointed.

                      (e) Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8.01(c) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

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               6.04 Cooperation. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

               6.05 Payment. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

                                   ARTICLE VII

                 Presumptions and Effect of Certain Proceedings

               7.01 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6.01 of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

               7.02 Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith.

               7.03 Reliance as Safe Harbor. For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 7.03 shall not be deemed to be exclu-

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sive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

               7.04 Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

                                  ARTICLE VIII

                             Remedies of Indemnitee


               8.01 Application. This Article VIII shall apply in the event of a Dispute. For purposes of this Article, "Dispute", shall mean any of the following events:

                      (a) a determination is made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification under this Agreement;

                      (b) advancement of Expenses is not timely made pursuant to Article V of this Agreement;

                      (c) the determination of entitlement to be made pursuant to Section 6.02 of this Agreement had not been made within 90 days after receipt by the Corporation of the request for indemnification;

                      (d)    payment of indemnification is not made pursuant to
                             Section 4.05 of this Agreement within ten (10) days after receipt by the Corporation of written request therefor; or

                      (e)    payment of indemnification is not made within ten
                             (10) days after a determination has been made that Indemnitee is entitled to indemnification pursuant to Article VI of this
                             Agreement.

               8.02 Adjudication. In the event of a Dispute, Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification and advancement of Expenses. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator, pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has

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the right to commence such proceeding pursuant to this Section 8.02. The
Corporation shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

               8.03 De Novo Review. In the event that a determination shall have been made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article VIII shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any such proceeding or arbitration, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

               8.04 Corporation Bound. If a determination shall have been made pursuant to Article VI of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

               8.05 Procedures Valid. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this
Article VIII that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

               8.06. Expenses of Adjudication. In the event that Indemnitee, pursuant to this Article VIII, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 1.07 of this Agreement) actually and reasonably incurred by Indemnitee in such adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in such adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification of advancement or expenses sought, the expenses incurred by Indemnitee in connection with such adjudication or arbitration shall be appropriately prorated.


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                                   ARTICLE IX

                     Non-Exclusivity, Insurance, Subrogation


               9.01 Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Restated Certificate of Incorporation, as amended, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's Corporate Status prior to such amendment, alteration, rescission or replacement.

               9.02 Insurance. The Corporation may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise.

               9.03 Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

               9.04 No Duplicative Payment. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

                                    ARTICLE X

                               General Provisions


10.01 Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's heirs, executors and administrators.

               10.02 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

                      (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, ille-

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                             gal or unenforceable, that is not itself invalid,
                             illegal or unenforceable) shall not in any way be affected or impaired thereby; and

                      (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

               10.03 No Adequate Remedy. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.

               10.04 Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

               10.05 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

               10.06 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

               10.07 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or

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registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee, to:

               As shown with Indemnitee's signature below.

If to the Corporation, to:

               Bigmar, Inc.
               6660 Doubletree
               Columbus, Ohio 43229
               Attn:  President

               with a copy to:

               Rubin Baum Levin Constant & Friedman
               30 Rockefeller Plaza
               New York, New York  10112
               Attn:  Irwin M. Rosenthal, Esq.

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

               10.08 Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

               10.09 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior indemnification agreements or understandings of the parties hereto, and any and all such prior agreements or understandings are hereby rescinded by mutual agreement.

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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.


                                            BIGMAR, INC.


                                            By______________________________


                                            Its_____________________________

                                            INDEMNITEE



                                            ________________________________
                                            Print name:

                                            Address: _______________________

                                                     ________________________

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